Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Home Bancorp Inc. of our report dated March 14, 2017 with respect to the consolidated financial statements of Home Bancorp Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Home Bancorp Inc. for the year ended December 31, 2 016.

We also consent to the reference to our firm under the heading “Experts.”

Atlanta, Georgia

October 18, 2017